Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York 10036-6522

Tel: (212) 735-3000

Fax: (212) 735-2000

December 23, 2013

Mylan Inc.
1000 Mylan Boulevard
Canonsburg, Pennsylvania 15317

Re:                             Mylan Inc. — Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Mylan Inc., a Pennsylvania corporation (the “Company”), in connection with the public offering of (i) up to $500 million aggregate principal amount of the Company’s 1.800% Senior Notes due 2016 (the “2016 Exchange Notes”) and (ii) up to $650 million aggregate principal amount of the Company’s 2.600% Senior Notes due 2018 (the “2018 Exchange Notes” and, together with the 2016 Exchange Notes, the “Exchange Notes”), to be issued and authenticated pursuant to the Indenture (as defined below).  Pursuant to an exchange offer (the “Exchange Offer”) registered under the Securities Act of 1933, as amended (the “Securities Act”), (i) the 2016 Exchange Notes are to be issued in exchange for a like principal amount of the outstanding 1.800% Senior Notes due 2016 of the Company (the “Original 2016 Notes”) and (ii) the 2018 Exchange Notes are to be issued in exchange for a like principal amount of the outstanding 2.600% Senior Notes due 2018 of the Company (the “Original 2018 Notes” and, together with the Original 2016 Notes, the “Original Notes”), in each case under an indenture, dated as of June 25, 2013 (the “Indenture”), by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as contemplated by the Registration Rights Agreement, dated as of June 25, 2013, by and among the Company, the guarantors named therein and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named therein (the “Registration Rights Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)                                     the Registration Statement on Form S-4 of the Company relating to the Exchange Notes filed with the Securities and Exchange Commission (the “Commission”) on December 23, 2013 under the Securities Act (the “Registration Statement”);

(ii)                                  an executed copy of the Indenture;

(iii)                               an executed copy of the Registration Rights Agreement;

(iv)                              the forms of global certificates evidencing the 2016 Exchange Notes and the 2018 Exchange Notes (the “Exchange Note Certificates”); and

(v)                                 the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as to the Company with respect to the Exchange Notes, the validity and binding effect thereof on such parties.  We have also assumed that the Company has been duly organized and is validly existing in good standing in the Commonwealth of Pennsylvania.  We have also assumed that the terms of the Exchange Notes have been established so as not to, and that the execution and delivery by the Company of any Transaction Document (as defined below), and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject (ii) any law, rule or regulation to which the Company or any of its properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law).  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

The Exchange Note Certificates, the Indenture and the Registration Rights Agreement are referred to herein collectively as the Transaction Documents.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that, when the Registration Statement, as finally amended, has become effective under the Securities Act, the Indenture has been qualified under the Trust Indenture Act and the Exchange Note Certificates (in the forms examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the caption

“Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP